                                                                   Exhibit 10.15

                               RESTATEMENT OF THE
                            AGGREGATE EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     between

                       METROPOLITAN LIFE INSURANCE COMPANY
                               One Madison Avenue
                            New York, New York 10010
                   (hereinafter referred to as the "Company")

                                       AND

                       STOCKWOOD REINSURANCE COMPANY LTD.
                           Carleton Court, High Street
                              Bridgetown, Barbados
                  (hereinafter referred to as the "Reinsurer")


TYPE:               Aggregate Excess of Loss Reinsurance.

EFFECTIVE DATE:     The Effective Date of this Agreement shall be 12:01 a.m.,
                    New York City Time, December 31, 1998.

TERM: This Agreement shall remain in force and the Term of this Agreement shall be from the Effective Date of this Agreement until the earliest of (A) December 31, 2008; (B) the exhaustion of the Overall Aggregate Limit; or (C) the Effective Date of Commutation of this Agreement.

COVERAGE:           Part A Coverage:

                    The Reinsurer shall indemnify the Company for Part A Covered Losses.

                    Part B Coverage:

                    The Reinsurer shall indemnify the Company for Part B Covered Losses.

BUSINESS
COVERED:            Part A Business Covered:

                    Amounts paid or to be paid by the Company as life insurance benefits, cash values or otherwise to its life insurance policyholders and annuity contract holders, or beneficiaries or proper assignees thereof, where such amounts arise out of policies or contracts issued by the Company but are in addition to the amounts anticipated at the time the policies or contracts were issued; and, where such amounts are payable pursuant to judgments in, or settlements of, lawsuits or other proceedings (including without limitation administrative proceedings) alleging that the Company or its agents engaged in improper sales practices.

                    Part B Business Covered:

                    Except as otherwise provided in this section, Part B Business Covered shall mean all death benefits for policies listed in the Company's Notice Business Policy Master File (NBPMF) that were issued and delivered in the Part B Subject Territory prior to January 1, 1997, and were in force as of the Effective Date with a policy account code of: (1) premium paying (Policy Account Code =1), (2) fully paid up (Policy Account Code =2), or (3) single premium (Policy Account Code =9). Policies on (a) the nonforfeiture reduced paid up option (Policy Account Code =3) as of the Effective Date or on any other date during the Term of this Agreement and policies on (b) the nonforfeiture extended term insurance option (Policy Account Code =5) as of the Effective Date or on any other date during the Term of this Agreement are excluded from coverage under this Agreement. Policy forms identified by the Company's plan code "Estate Saver" are also excluded from coverage under this Agreement. All other policy riders and benefits are covered by this Agreement except for the Accidental Death Benefit (ADB), Disability Waiver of Premium Benefit (DW), Applicant's Waiver of Premium Benefit (AWB), and Additional Insurance
                    (AI).


SUBJECT
TERRITORY:          Part A Subject Territory:

                    The Reinsurer's liability shall be limited to policies or contracts issued for delivery in the fifty (50) States of the United States of America, the District of Columbia, or Canada for losses occurring in the fifty (50) States of the United States of America, the District of Columbia, or Canada.

                    Part B Subject Territory:

                    The Reinsurer's liability shall be limited to policies issued for delivery in the fifty (50) States of the United States of America and the District of Columbia for losses occurring in the fifty (50) States of the United States of America and the District of Columbia.

SUBJECT LOSSES:     Part A Subject Losses:

                    Part A Subject Losses shall mean all Part A Ultimate Net Loss with Claim Dates on or after the Effective Date of this Agreement arising from claims made against the Company on or prior to December 31, 1999 in respect of the Part A Business Covered hereunder.

                    Part B Subject Losses:

                    Part B Subject Losses shall mean all Part B Ultimate Net Loss paid by the Company on or after the Effective Date of this Agreement as a result of deaths occurring on or after the Effective Date and on or prior to December 31, 1999 in respect of the Part B Business Covered hereunder.


COVERED LOSSES:     Part A Covered Losses:

                    Subject to the Overall Aggregate Limit and the Part A Aggregate Sublimit, Part A Covered Losses shall mean Fifty Percent (50%) of Part A Subject Losses in excess of the Part A Aggregate Retention.

                    Part B Covered Losses:

                    Subject to the Overall Aggregate Limit and the Part B Sublimit, Part B Covered Losses shall mean Fifty Percent (50%) of Part B Subject Losses in excess of the Part B Aggregate Retention.

RETENTIONS:         Part A Aggregate Retention:

                    Three Hundred Eighty Five Million Dollars ($385,000,000) in the aggregate.

                    Part B Aggregate Retention:

                    Five Hundred Six Million Dollars ($506,000,000), plus the Company's statutory policy reserves released upon death of an insured or otherwise.

SUBLIMITS:          Part A Aggregate Sublimit:

                    The maximum amount of Part A Covered Losses indemnified under this Agreement shall be limited to Two Hundred Seventy Five Million Dollars ($275,000,000).

                    This Part A Aggregate Sublimit is the maximum amount payable by the Reinsurer for Part A Covered Losses under this Agreement. Under no circumstances will the Reinsurer be obligated to pay more than this amount in respect of Part A Covered Losses.

                    Part B Sublimit

                    The maximum amount of Part B Covered Losses indemnified under this Agreement shall be limited to Two Million Five Hundred Thousand Dollars ($2,500,000) for any individual insured.

OVERALL AGGREGATE
LIMIT: The Overall Aggregate Limit for the sum of Part A Covered Losses and Part B Covered Losses combined under this Agreement shall equal Three Hundred Twenty Five Million Dollars ($325,000,000).

                    This Overall Aggregate Limit is the maximum amount payable by the Reinsurer under this Agreement, excluding payments for commutation under this Agreement.

REINSURANCE
PREMIUM: The Reinsurance Premium shall equal Two Hundred Sixty Four Million Five Hundred Thousand Dollars ($264,500,000) and shall be payable in full and without deduction by the Company on or before December 31, 1998. The date the Reinsurance Premium is paid shall be referred to as the "Premium Payment Date". The Reinsurance Premium shall be payable in cash by federal wire transfer in immediately available non-reversible United States Federal Funds to an account specified by the Reinsurer.

                    The Reinsurance Premium shall be considered fully earned when received in the account specified by the Reinsurer.

                    The Reinsurance Premium is a net amount and includes no allowance for commissions, brokerage, taxes or any other costs which may arise in connection with this Agreement or the Business Covered hereunder. Any such amounts shall remain the sole responsibility of the Company.

                    If the Company fails to pay the Reinsurance Premium in full and in accordance with the terms of this Reinsurance Premium Section, this Agreement shall not come into effect and shall not in any way bind the Reinsurer.

SETTLEMENT
DATES: The first Settlement Date shall be the later of April 1, 2000, or if such day is not a Business Day, then the first Business Day thereafter, or, the thirtieth day after the Reinsurer's receipt of the Company's Loss Report for the period from the Effective Date to December 31, 1999. The Settlement Date for calendar year 2000 and each calendar year thereafter shall be the later of April 1 of the following calendar year or if such day is not a Business Day, then the first Business Day thereafter, or, the thirtieth day after the Reinsurer's receipt of the Company's Loss Report for the prior calendar year, or if such day is not a Business Day, then the first Business Day thereafter.

BUSINESS DAYS:      Business Day shall mean any day other than a Saturday, a
                    Sunday or a day on which banking institutions in New York, New York, or the Islands of Bermuda are authorized or obligated by law, regulation or executive order to be closed.

EXPERIENCE
BALANCE: The Reinsurer shall establish and maintain a notional Experience Balance during the time that this Agreement is in effect and whose balance shall be determined in accordance with this Experience Balance section.

                    The Experience Balance at the Premium Payment Date shall be equal to Two Hundred Sixty One Million Five Hundred Thousand United States Dollars ($261,500,000).

                    The Experience Balance at the first Settlement Date shall be equal to:

                              The Experience Balance at the Premium Payment Date multiplied by (1.0 plus the annual compounded yield on the one (1) year United States Treasury Bill as of the close of business on the Premium Payment Date) raised to the power of the actual number of days from the Premium Payment Date to and including the first Settlement Date divided by the actual number of days in the current calendar year, multiplied by (1.0 plus (the Federal Funds rate divided by the actual number of days in the current calendar year)) for each day between April 1, 2000 and the first Settlement Date,

                              LESS

                              Covered Losses due from the Reinsurer from and including the Premium Payment Date (through and including the Settlement Date).

                    The Experience Balance at each Settlement Date thereafter shall be equal to:

                              The Experience Balance at the end of the prior Settlement Date multiplied by (1.0 plus the annual compounded yield on the one (1) year United States Treasury Bill maturing closest to April 1 of the current calendar year) raised to the power of the actual number of days from the prior Settlement Date to April 1 of the current calendar year divided by the actual number of days in the current calendar year, multiplied by (1.0 plus (the Federal Funds rate divided by the actual number of days in the current calendar year)) for each day between April 1 of the current calendar year to and including the Settlement Date divided by the actual number of days in the current calendar year,

                              LESS

                              Covered Losses due from the Reinsurer from but not including the prior Settlement Date through and including the current Settlement Date.

ULTIMATE NET LOSS:  (a)       Part A Ultimate Net Loss:

                              Part A Ultimate Net Loss as used herein shall mean the actual sum of all Claim Amounts with Claim Dates on or after the Effective Date in settlement of all losses arising in respect of the Part A Business Covered after making deductions for all recoveries, all salvage, and all claims upon other reinsurances, which inure to the benefit of the

                              Reinsurer under this Agreement, whether
                              collectable or not, and shall include Allocated Loss Adjustment Expenses paid by the Company.

                              Part B Ultimate Net Loss:

                              Part B Ultimate Net Loss as used herein shall mean the actual sum paid by the Company on or after the Effective Date in settlement of all death claims arising in respect of the Part B Business Covered after making deductions for all recoveries, all salvage, and all claims upon other reinsurances, which inure to the benefit of the Reinsurer under this Agreement, whether collectable or not.

                    (b) All salvages, recoveries, reinsurance or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

                    (c) Nothing in this definition shall be construed to mean that losses are not recoverable hereunder until the Part A Ultimate Net Loss and Part B Ultimate Net Loss of the Company has been ascertained.

CLAIM AMOUNT:                 Claim Amount as used herein shall mean for each
                              claim, the sum of the amount paid by the Company on the Claim Date plus the amount reserved by the Company on the Claim Date on the basis of New York
                              State statutorily prescribed mortality, morbidity or interest rates, arising in respect of the Part
                              A Business Covered.

CLAIM DATE:                   Claim Date as used herein shall mean the date of
                              judgment in, or settlement of, a lawsuit or other proceeding (including without limitation administrative proceedings) arising in respect of the Part A Business Covered.

CLAIMS HANDLING:    (a)       The Company shall have the sole and absolute
                              authority with respect to the administration, defense, settlement and payment of Part A Covered
                              Losses, subject to the terms and conditions of this Agreement.

                    (b) The Company shall retain the sole and absolute authority with respect to the administration, defense, settlement and payment of Part B Covered Losses.

                    (c) In furtherance of the commonality of interest evidenced by the execution of this Agreement, the Company agrees that the Company or the Company's designated counsel shall provide the Reinsurer with updated information concerning the present and future handling of the Part A Covered Losses on a quarterly basis to allow the Reinsurer to properly reserve and project payments under this Agreement and as otherwise reasonably required by the Reinsurer.

ALLOCATED
LOSS ADJUSTMENT
EXPENSES:                     Allocated Loss Adjustment Expenses as used herein
                              shall mean all allocated expenses incurred by the Company on or after the Effective Date in connection with the investigation, settlement, defense or mitigation of any claim or loss which is the subject matter of the Part A Business
                              Covered, and shall exclude salaries and fees of adjusters, attorneys or other persons who are employees of the Company, or its designated claims adjusters, attorneys on permanent retainer, office expenses, overhead or other unallocated expenses.

COMMUTATION:                  This Agreement may be irrevocably commuted by the
                              Company on (i) December 31, 2008 or, (ii) in the event that after December 31, 1999 the Experience
                              Balance exceeds the remaining Part A Aggregate
                              Sublimit during the calendar year ("Effective Date of Commutation"), subject to ninety (90) days prior written notice to the Reinsurer. Within ninety (90) days of such Effective Date of Commutation, upon receipt from the Company of a full release in form and substance reasonably satisfactory to the Reinsurer, then the Reinsurer shall pay to the Company a Commutation Settlement equal to Ninety Nine Percent (99%) multiplied by the positive Experience Balance, if any, at the Settlement Date following Commutation, less all amounts due and payable by the Company to the Reinsurer, under this or any related agreement and the Reinsurer and the Company shall be fully and finally released from all liability and obligations under or in connection with this Agreement.

REPORTS AND
REMITTANCES:                  Within sixty (60) days after the end of each
                              calendar quarter during the Term of this Agreement, the Company shall provide the Reinsurer with copies of all loss reports received or prepared by the Company in connection with the Business Covered during that calendar quarter. In addition to the above, within sixty (60) days after the end of each calendar quarter, the Company shall provide to the Reinsurer a written Loss Report, providing, in a format acceptable to the Reinsurer and the Company, the following information in respect of the Business Covered hereunder, for Part A
                              Business Covered:

                              (1) The amount of Subject Losses paid by the Company during that calendar quarter.

                              (2) The net amount of Subject Losses payable but unpaid by the Company as at the end of the calendar quarter (the "Net Subject Loss").

                              (3) The Company's estimate of reserves for Net Subject Loss and Allocated Loss Adjustment Expenses, as at the end of that calendar quarter.

                              (4) And such other information as may be agreed to by the Company and the Reinsurer.

                    In addition to the above, within sixty (60) days after the end of each calendar quarter, the Company shall provide to the Reinsurer a written Loss Report, providing, in a format acceptable to the Reinsurer, the following information in respect of the Business Covered hereunder for Part B Business Covered:

                              (1) The face amount of death claims paid during the calendar quarter.

                              (2) The face amount of death claims reported but not paid as of the end of that calendar quarter.

                              (3)       Statutory reserves released in the
                                        calendar quarter on death claims paid.

                              (4)       Statutory reserves released in the
                                        calendar quarter on death claims
                                        reported but not paid.

                              (5) The face amount of death claims during the calendar quarter ceded to other reinsurers.

                              (6)       Statutory reserves released in the
                                        calendar quarter on death claims ceded
                                        to other reinsurers.

                              (7) Policy level detail (as detailed in items (1) through (6) above) for individual insureds with Subject Losses in excess of Five Million Dollars ($5,000,000).

                              (8) The Company's estimate of IBNR losses as at the end of that calendar quarter.

                    Each Loss Report shall provide both the cumulative position from the Effective Date through the end of that calendar quarter and the changes within the calendar quarter. The first such quarterly Loss Report shall be due by June 1, 1999 for the period from the Effective Date through March 31, 1999.

                    Within sixty (60) days after the end of each calendar year, the Company shall furnish the Reinsurer with a written Annual Report, providing, in a format acceptable to the Reinsurer, the Subject Losses paid by the Company for that calendar year in respect of the Business Covered hereunder separately for the Part A Business Covered and Part B Business Covered.

                    Covered Losses due from the Reinsurer shall be paid by the Reinsurer to the Company on the Settlement Date for the calendar year.

                    All remittances shall be made by federal wire transfer in immediately available non-reversible United States Federal Funds to an account specified by the receiving party.

SECURITY:           1. Security:

                    Upon the Company's written request and expense, the Reinsurer shall provide security to the Company adjusted at each Settlement Date in an amount equal to the Experience Balance as of such Settlement Date, if any, by providing access to funds held in Trust or Letters of Credit or any combination thereof, for the benefit of the Company, in accordance with the provisions set forth in this SECURITY Article.

                    2. Letter of Credit:

                    (A) Upon the written request of the Company, the Reinsurer agrees that it will be the applicant for and provide the Company with a Letter or Letters of Credit, adjusted at each Settlement Date, in an amount no less than the Experience Balance, as of such Settlement Date if any. The cost of such Letter(s) of Credit, if any, shall be borne by the Company.

                    (B) The Reinsurer and the Company agree that the Letter(s) of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and shall be utilized by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company only for one or more of the following purposes:

                              (i)       to reimburse the Company for the
                                        Reinsurer's share of premiums returned
                                        to the owners of policies reinsured
                                        under this Agreement, on account of
                                        cancellations of such policies;

                              (ii)      to reimburse the Company for the
                                        Reinsurer's share of surrenders and
                                        benefits or losses paid by the Company
                                        under the terms and provisions of the
                                        policies reinsured under this Agreement.

                              (iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall be limited to the Experience Balance. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums, but shall not exceed the amount of the obligations of the Reinsurer under this Agreement; and

                              (iv) to pay any other amounts payable to the Company under this Agreement.

                    All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

                    (C) Should amounts be held pursuant to (B)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

                    (D) Should any amounts drawn down on the Letters of Credit be in excess of the actual amounts required for (B)(i), (B)(ii), or (B)(iii) above, or should any amounts subsequently be determined not to be due under (B)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were drawn down to the date they are returned.

                    (E) Any interest calculated pursuant to the provisions of paragraphs (C) and (D) above shall be offset against any other obligations of the Reinsurer.

                    3. Trust Funds:

                    (A) Upon the written request of the Company, the Reinsurer may at its option provide funds in Trust for the benefit of the Company, adjusted at each Settlement Date as an alternative or supplement to Letter(s) of Credit. The cost of such Trust Funds, if any, shall be borne by the Company.

                    (B) The assets deposited in the trust account shall be valued, according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the Delaware Insurance Laws, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Reinsurer or the Company.

                    (C) Prior to depositing assets into the Trust account, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the

                              Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

                    (D) All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.

                    (E) The Reinsurer and the Company agree that the assets in the Trust account, established by the Reinsurer pursuant to the provisions of this Agreement, may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company only for one or more of the following purposes:

                              (i)       to reimburse the Company for the
                                        Reinsurer's share of premiums returned
                                        to the owners of policies reinsured this Agreement, on account of cancellations of such policies;

                              (ii)      to reimburse the Company for the
                                        Reinsurer's share of surrenders and
                                        benefits or losses paid by the Company
                                        pursuant to the provisions of the
                                        policies reinsured under this Agreement;

                              (iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall be limited to the Experience Balance. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums, but shall not exceed the amount of the obligations of the Reinsurer under this Agreement; and

                              (iv) to pay any other amounts payable to the Company under this Agreement.

                    All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

                    (F) The Company shall give the Reinsurer the right to seek approval from the Company to withdraw from the aforementioned Trust account all or any part of the assets contained therein and transfer such assets to the Reinsurer, provided:

                              (i) The Reinsurer shall at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain at all times the deposit equal to the Experience Balance, or

                              (ii) after such withdrawal and transfer, the market value of the Trust account is no less than one-hundred-two percent (102%) of the Experience Balance.

                    (G) Should amounts be held pursuant to (E)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

                    (H) Should any amounts withdrawn from the Trust account be in excess of the actual amounts required for (E)(i), (E)(ii), or (E)(iii) above, or should any amounts subsequently be determined not to be due under (E)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were drawn down to the date they are returned.

                    (I) Any interest calculated pursuant to the provisions of paragraphs (G) and (H) above shall be offset against any other obligations of the Reinsurer.

                    4. Other Forms of Security:

                    The Reinsurer may, at its option, as an alternative or supplement to Letter(s) of Credit and Trust Funds, provide security in any other form that would permit the Company to take credit for the reinsurance ceded hereunder in the amount of the Experience Balance.

                    5. Prime Rates:

                    Prime Rates shall be determined for each Business Day in New York City, and for non-business days shall equal the Prime Rate as determined for the most recent preceding Business Day. The BANK PRIME LOAN rates as published in "FEDERAL RESERVE statistical release H.15(519) SELECTED INTEREST RATES" and the PRIME RATES as published in The Wall Street Journal shall be the primary sources for the Prime Rates. When either or both sources publish such a rate for a Business Day, the Prime Rate shall be the maximum of such published rates. If neither source publishes such a rate for a Business Day, the Prime Rate shall be the maximum of the rates publicly announced by major banks in New York City as their "Prime Rates" applicable to such day.

INSOLVENCY:         1. Reinsurer's Obligation:

                    In the event of the insolvency of the Company, the reinsurance afforded by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under the Business Covered, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator, or statutory successor, except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                    2. Reinsurer's Notice and Defense of Claims:

                    The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. If more than one Reinsurer is involved, they may designate one Reinsurer to act for all.

                    3. Defense Expense:

                    The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                    4. Offset:

                    Any debts or credits, liquidated or unliquidated, in favor of or against either party under this Agreement on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any credits or claims then in existence and held by the other party may be offset against it.

                    5. Rights of Parties:

                    Nothing hereinabove set forth in this Insolvency Article shall in any way change the relationship or status of the parties hereto, nor enlarge the obligations of either party to each other except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability determined in the liquidation or receivership proceeding, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver, conservator, or statutory successor to allowed claimants. Nor, except as hereinabove specifically provided, shall anything in this Insolvency Article in any manner create any obligation or establish any right against the Reinsurer in favor of any third parties or any other persons not parties to this Agreement.

ARBITRATION:        Except as otherwise agreed upon by the parties:

                    1. Resolution of Disputes: Any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article. Either party may initiate arbitration of any such dispute by giving written notice to the other party, by registered or certified mail, return receipt requested, of its intention to arbitrate and of its appointment of an arbitrator in accordance with subsection (3) of this Article.

                    2. Composition of Panel: Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with subsections
                              (3) and (4) of this Article.

                    3. Appointment of Arbitrators: The members of the arbitration panel shall be chosen from disinterested persons having knowledge of the insurance, reinsurance and financial issues relevant to the matters in dispute. The party requesting arbitration (hereinafter referred to as the "requesting party") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty
                              (30) days after receiving such notice, also appoint an arbitrator and notify the requesting party thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.

                    4. Failure of Party to Appoint Arbitrator: If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the requesting party, choose an umpire as provided in subsection
                              (3) of this Article.

                    5.        Involvement of Other Reinsurers:

                              (a) If more than one Reinsurer of this Agreement is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communication shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, nothing herein shall impair the right of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Agreement from several to joint.

                              (b) If the Company is involved in a dispute under the terms of this Agreement and in one or more separate disputes with one or more other insurers or reinsurers in which common questions of law or fact are in issue, the Company or Reinsurer, at their option, may join with such other insurers or reinsurers in a common arbitration proceeding under the terms of this Article. If the Company and such other insurers or reinsurers have commenced arbitration, the Reinsurers may at its option join such proceeding for the determination of the dispute between the Company and Reinsurer.

                    6. Choice of Law and Forum: Any arbitration instituted pursuant to this Article shall be held in Wilmington, Delaware. Any action to enforce any arbitration award or to compel arbitration shall be brought only in the state courts of the State of Delaware situated in New Castle County, to the exclusion of all other courts. The substantive laws of the State of Delaware, without regard to its conflict of laws rules, shall govern any action or suit brought to compel any such arbitration or to enforce any award rendered pursuant to such arbitration.

                    7. Submission of Dispute to Panel: Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

                    8. Procedure Governing Arbitration: All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usage of the insurance, reinsurance and finance business.

                    9. Arbitration Award: The arbitration panel shall render its decision within sixty (60) days after conclusion of the hearing, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding. Judgment on the award may be entered in any court of competent jurisdiction, and execution of any monetary judgment may occur in any jurisdiction.

                    10. Cost of Arbitration: Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

                    11. Limit of Authority of Arbitration Panel: The arbitration panel does not have the authority to award punitive, multiplied, or exemplary damages, other similar damages or any extra contractual damages of any nature or description whatsoever except to the extent claimed as Subject Loss under this Agreement, and each of the Company and the Reinsurer expressly waives all rights to punitive, multiplied, or exemplary damages, other similar damages or any extra contractual damages of any nature or description whatsoever except to the extent claimed as a Subject Loss under this Agreement.

WAIVER OF PUNITIVE
  DAMAGES: The Company and the Reinsurer agree that in no event shall either party be entitled to any award against the other of punitive, multiplied, or exemplary damages, other similar damages or any extra contractual damages of any nature or description whatsoever, and each of the Company and the Reinsurer both expressly waives all rights to punitive, multiplied, or exemplary damages, other similar damages or any extra contractual damages of any nature or description whatsoever except to the extent claimed as a Subject Loss under this Agreement.

EXCLUSIONS:         (A)       Ex Gratia Payments: Part B Covered Losses under
                              this Agreement shall exclude any Ex Gratia
                              Payments except to the extent consented to by the Reinsurer. "Ex Gratia Payments" as used herein means a claim payment not required by the terms of the underlying insurance policies covered by this Agreement.

                    (B) Insolvency Funds: The Reinsurer shall not be obligated to pay to the Company any share of any liability of the Company arising, by contract, operation of law, or otherwise, from participation or membership of the Company or any of its affiliates, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency Fund" includes any guaranty or insolvency fund, plan, pool, association, or other arrangement howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of any insurer, or its successors or assigns which has been declared to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

                    (C) Assessments: This Agreement does not cover assessments of any nature whatsoever levied against the Company.

                    (D) Dividends: The Reinsurer shall not participate in the determination of, nor reimburse the Company for, any policyholder or other dividends paid by the Company.

                    (E) Assumed Reinsurance: This Agreement does not cover reinsurance assumed by the Company.

REINSURANCE
INTERMEDIARY:       Swiss Re Atrium Corporation, 55 East 52 Street, 42nd Floor,
                    NewYork, New York 10055, U.S.A., is hereby recognized as the Reinsurance Intermediary for all business under this Agreement.

                    All communications, including but not limited to notices, reports, and statements, relating to this Agreement, shall be transmitted to the Company and the Reinsurer through the Intermediary.

                    All payments, including but not limited to premiums, losses, loss adjustment expenses, and salvages and settlements, relating to this Agreement shall be made directly between the Company and the Reinsurer, and not through any Intermediary.

AMENDMENTS:         This Agreement may be amended only by mutual consent of the parties expressed in a written addendum executed by the parties with the same formalities as this Agreement, and such addendum shall be deemed to be an integral part of this Agreement and binding on the parties hereto.

ACCESS TO RECORDS:  The Reinsurer shall have the right to examine, at any reasonable time, all papers, books, accounts, documents and other records of the Company or any agent or employee of the Company including any claims adjuster or any other person acting on behalf of the Company relating to the business covered hereunder. Upon the Reinsurer's request, the Company shall supply the Reinsurer, at the Reinsurer's expense, with copies of the whole or any part of such papers, books, accounts, documents and other records relating to the business covered hereunder. The Reinsurer's right of inspection under this Access to Records section shall continue to exist after termination of this Agreement as long as one of the parties hereto has a claim against any other arising from this Agreement.

CAPTIONS AND
CATCHLINES:         Captions and catchlines used in this Agreement are intended solely as aids to convenient reference. They shall not be considered part of this Agreement nor limit or otherwise affect its meaning, and no inference as to the meaning or intent of any provision of this Agreement may be drawn from them.

COUNTERPARTS:       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CURRENCY:           All payments hereunder shall be made in United States
                    Dollars. All monetary amounts herein are in United States
                    Dollars. All reports and accounts hereunder shall be rendered in United States Dollars. For the purpose of this Agreement, where the Company pays amounts in currencies other than United States Dollars, such amounts shall be converted into United States Dollars at the actual rate of exchange at which such amounts are entered in the Company's books.

DISCLOSURES
AND APPROVALS:      The Company represents and warrants with respect to this
                    Agreement and the transactions hereunder and with respect to any insurance and reinsurance which is covered by this Agreement and all transactions thereunder, that all disclosures, approvals and expiry of waiting periods which are necessary or appropriate under any applicable law or regulation have been made or obtained, or will be made or obtained in a timely manner.

ERRORS AND
OMISSIONS:          Inadvertent errors and omissions of any nature made by
                    either party shall neither increase nor reduce the liability of either party from what that liability would have been had no such error or omission taken place. Upon discovery, the party committing an error or omission shall correct such error or supply such omission retroactively to the extent possible to the time such error or omission occurred, and advise the other party thereof as soon as possible.

NON
TRANSFERABILITY:    This Agreement confers no rights, powers, or obligations on any person or organization other than the Reinsurer and the Company. Neither this Agreement nor any of the rights, powers, or obligations of the Reinsurer or the Company under this Agreement may be in any way transferred or assigned to any other person or organization without the express written consent of the Reinsurer and the Company. The granting of such consent shall be at the sole and absolute discretion of each of the parties.

OTHER
REINSURANCES:       The existence or collectibility of any other reinsurance of the Company (past, present, or future) shall in no way cause any liability of the Reinsurer hereunder to be payable earlier or to be greater than would have been the case in the absence of such reinsurance and the risk of uncollectibility of reinsurance shall be with the Company.

PARTIES TO THIS
AGREEMENT:          This is an Agreement for indemnity reinsurance solely
                    between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relationship whatsoever between the Reinsurer and the policyholder, the insured or the beneficiary under any policy reinsured hereunder. The Company shall be and remain solely liable to the policyholder, the insured or the beneficiary under any policy reinsured hereunder.

RIGHT OF OFFSET:    Both the Company and the Reinsurer shall have, and may
                    exercise, at any time the right to offset any balance or balances due the other. Such offset may only include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the Company and the Reinsurer, regardless of whether such balances are in respect of premiums, or losses or otherwise, and regardless of the capacity of any party, whether as reinsurer or reinsured, under the various agreements involved.

SALVAGE,
SUBROGATION,
AND OTHER
RECOVERIES:         In the event of the payment of any indemnity by the
                    Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages for the losses paid by the Company.
                    The Company agrees to enforce such rights, but in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or the Company's policyholders or otherwise to enforce such rights. In determining the amount of salvage, subrogation and other recoveries, there shall first be deducted from any amount recovered the expenses incurred in effecting the recovery.
                    The whole of the balance shall then be applied in reduction of the original losses paid by the Company and the Covered
                    Losses and the Experience Balance shall be determined or redetermined accordingly. Any overpayment made by the Reinsurer because of the computation of loss before the application of such a recovery shall be refunded promptly by the Company but no later than three (3) Business Days after receipt of notice of such overpayment.

TAXES: The Company shall be liable for all taxes, except income and profit taxes of the Reinsurer, on amounts paid to the Reinsurer under the terms of this Agreement, and shall indemnify and hold the Reinsurer harmless for any taxes which the Reinsurer may become obligated to pay on the Company's behalf.

FEDERAL EXCISE
TAX: In the event that any Federal Excise Tax is due with respect to any amounts due under this Agreement, the Company agrees to pay such tax in addition to any amounts due under this Agreement and agrees to remit such tax to the United States Internal Revenue Service and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay.

NO WAIVER:          No consent or waiver, express or implied, by any other party to or of any breach or default by any other party in the performance of its obligations hereunder shall be construed to be a consent or waiver to or of any other breach or default in the performance of obligations by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of its rights hereunder.

GOVERNING LAW:      It is agreed that, subject to the express provisions of this
                    Agreement to the contrary, this Agreement shall be governed by the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

SERVICE OF SUIT:    Submission To Jurisdiction: It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Agreement, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any Court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such Court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such Court and the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

                    Service of Process: It is further agreed that service of process in any suit instituted against the Reinsurer arising out of this Agreement, may be made upon Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060, U.S.A., Attention: F. Sedgwick Browne, and that in such suit the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

                    Appearance: Morgan, Lewis & Bockius LLP are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

                    Insurance Official As Attorney For Service of Process:
                    Further, pursuant to any statute of any State, Territory or District of the United States of America which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates Morgan, Lewis & Bockius LLP as the party to whom the said officer is authorized to mail such process or a true copy thereof.

REPRESENTATIONS:    The Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the Company Data described in Schedule 1 prior to the execution of this Agreement by the Reinsurer. The Company represents that all factual information contained in the Company Data is substantially complete and accurate as of the date the document containing the information was prepared. The
                    Company further represents that any assumptions made in preparing the Company Data were based upon informed judgment and are consistent with sound actuarial principles. The
                    Company further represents that it is not aware of any omissions, errors, changes or discrepancies which would materially affect the Company Data. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement.

WARRANTY:           The Company warrants that the Business Covered and all
                    agreements relating thereto shall not be amended in any manner whatsoever without the prior and express written consent of the Reinsurer.

DATES AND TIMES:    All dates and times contained in this Agreement, unless
                    otherwise specified, are New York, New York time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives in Hamilton, Bermuda effective as of December 31, 1998.


                                            METROPOLITAN LIFE INSURANCE COMPANY


                                            BY: ________________________________


                                            Name: ______________________________


                                            Title: _____________________________



                                            STOCKWOOD REINSURANCE COMPANY LTD.



                                            BY: ________________________________


                                            Name: ______________________________


                                            Title: _____________________________

                                                                      SCHEDULE 1


                                   SCHEDULE 1

The Company Data provided to Stockwood Reinsurance Company Ltd. includes the following information:

(A) The following e-mails and attachments thereto:

          December 14, 1998 e-mail from Joseph Dunn to Mary Rohe, "Re: Revised Traditional Ordinary Calendar Year Exposure and Paid Death Claims"

          December 15, 1998 e-mail from Ronald Rubnich to Mary Rohe, "Trad Ord Exposure"

          December 22, 1998 e-mail from Richard Daillak to Mary Rohe, "Net amount at risk basis data"

          December 23, 1998 e-mail from Richard Daillak to Mary Rohe, "MetLife Business Definition"

          December 23, 1998 e-mail from Richard Daillak to Mary Rohe, "Re:
          MetLife Business Definition"

          December 23, 1998 e-mail from Richard Daillak to Mary Rohe, "9 mos of 1998, exposure by attained age and sex"

          December 28, 1998 e-mail from Richard Daillak to Mary Rohe, "Metromatic & COLI"

          December 28, 1998 e-mail from Richard Daillak to Mary Rohe, "9 mos 1998 exposure and death experience"


(B) The following facsimile transmission:

          December 14, 1998 facsimile from Paul Schmieder to Mary Rohe, "Re Information on Traditional Ordinary Large-sized Policies